UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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EDGEWATER TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST FUND LP AAMAF LP MERLIN PARTNERS LP ANCORA ADVISORS, LLC FREDERICK DISANTO MATTHEW CARPENTER JEFFREY L. RUTHERFORD KURTIS J. WOLF
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ancora Advisors, LLC, together with the other participants named herein (collectively, “Ancora”), has made a preliminary filing with the Securities and Exchange Commission of a consent statement and an accompanying WHITE consent card to be used to solicit consents from stockholders of Edgewater Technology, Inc. (“Edgewater”), a Delaware corporation, for a number of proposals, the ultimate effect of which, if successful, would be to remove four current members of the Board of Directors of Edgewater, and replace them with Ancora’s four highly qualified director nominees.

On December 22, 2016, Ancora issued the following press release:

ANCORA ADVISORS FIGHTS TO MAXIMIZE VALUE FOR EDGEWATER (NASDAQ: EDGW) STAKEHOLDERS

Launches Consent Solicitation to Replace Four Incumbents with Highly-Qualified Independent Directors

Believes the Company’s Recent Strategic Process Was Flawed

Considering All Options to Enhance Value

CLEVELAND, December 22, 2016 /PRNewswire/ -- Ancora Advisors LLC (“Ancora”), a 9.5% shareholder of Edgewater Technology Inc. (“Company” or “Edgewater”), filed a consent solicitation with the SEC earlier this morning. Please find below a summary of and link to the full text of the filing.

The ultimate effect of the consent solicitation if successful would be to remove four existing members of the Board of Directors of Edgewater (the “Board”): Paul E. Flynn, Paul Guzzi, Michael Loeb and Wayne Wilson, and replace them with four highly qualified director nominees: Matthew Carpenter, Frederick DiSanto, Jeffrey L. Rutherford and Kurtis J. Wolf, each of whom is fully committed to ensuring that the best interests of stockholders are properly prioritized during this critical period.

Ancora firmly believes that urgent and substantial change is needed on the Board. Ancora has serious concerns regarding the way the Company has been managed by certain senior executives, specifically Edgewater’s Chief Executive Officer, Shirley Singleton, and Chief Technology Officer, David Clancey, and the lack of effective oversight by the Board, which has generously compensated Ms. Singleton and Mr. Clancey at the expense of properly incentivizing the Company’s key producers. Ancora believes the Company’s bloated SG&A expenses, declining consultant utilization rates and excessive compensation paid to Ms. Singleton and Mr. Clancey have negatively impacted the Company’s stock price. Despite the value erosion that has occurred at the Company, the Board has failed to hold senior management accountable and has generally failed to effectively oversee the business in a manner that adequately protects stockholder value, as evidenced by the Board’s recent decision to renew Ms. Singleton and Mr. Clancey’s employment agreements for another year.

Further, Ancora believes the Board has failed to adequately explore all strategic opportunities to maximize stockholder value during the Company’s nearly year-long formal review of strategic alternatives, which was terminated on November 14, 2016. Ancora believes that the Board failed to adequately vet the opportunity to monetize parts of the Company and was a leading factor in the failure of the lengthy strategic review to achieve anything other than a renewed commitment by the Board to what we believe is the Company’s failed existing strategy.

Edgewater stockholders deserve an independent board that will truly look out for stockholders’ best interests and will ensure management accountability.  Ancora urges shareholders to join in seeking to remove four current directors of Edgewater: Paul E. Flynn, Paul Guzzi, Michael Loeb and Wayne Wilson, and elect Ancora’s four highly-qualified nominees: Matthew Carpenter, Frederick DiSanto, Jeffrey L. Rutherford and Kurtis J. Wolf, each of whom has the relevant experience necessary to maximize value for Edgewater’s shareholders.

Please click the following link to access the full filing: https://www.sec.gov/Archives/edgar/data/1017968/000119380516004405/e615646_pre14a-edgewater.htm.

About Ancora Advisors:

Ancora Advisors, LLC, is a registered investment adviser with the Securities and Exchange Commission of the United States.  Ancora offers comprehensive investment solutions for institutions and individuals in the areas of fixed income, equities, global asset allocation, alternative investments and retirement plans.  A more detailed description of the company, its management and practices are contained in its "Firm Brochure" (Form ADV, Part 2A). A copy of this form may be received by contacting the company at: 6060 Parkland Boulevard, Suite 200 Cleveland, Ohio 44124, Phone: 216-825-4000, or by visiting the website, www.ancora.net/adv

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Advisors, LLC, together with the other participants named herein (collectively, “Ancora”), has made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a consent statement and an accompanying consent card to be used to solicit consents from stockholders of Edgewater Technology, Inc., a Delaware corporation (“Edgewater” or the “Company”), for a number of proposals, the ultimate effect of which, if successful, would be to remove four current members of the Board of Directors of Edgewater, and replace them with Ancora’s four highly qualified director nominees.

ANCORA STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' CONSENT SOLICITOR.

Ancora Catalyst Fund LP (“Ancora Catalyst Fund”), AAMAF LP (“AAMAF”), Merlin Partners LP (“Merlin Partners”), Ancora Advisors, LLC (“Ancora Advisors”), Frederick DiSanto, Matthew Carpenter, Jeffrey L. Rutherford and Kurtis J. Wolf are participants in this solicitation.

As of the date hereof, Ancora Catalyst Fund directly owned 444,371 shares of Common Stock, 250 shares of which are held in record name. As of the date hereof, AAMAF directly owned 40,665 shares of Common Stock. As of the date hereof, Merlin Partners directly owned 625,878 shares of Common Stock. Ancora Advisors, as the investment adviser of Ancora Catalyst Fund, AAMAF, Merlin Partners, Ancora Special Opportunities Fund and accounts separately managed by Ancora Advisors (the “Separately Managed Accounts”), may be deemed to beneficially own 1,176,414 shares of Common Stock (consisting of (i) 444,371 shares of Common Stock directly owned by Ancora Catalyst Fund, (ii) 40,665 shares of Common Stock directly owned by AAMAF, (iii) 625,878 shares of Common Stock directly owned by Merlin Partners, (iv) 53,500 shares of Common Stock held in certain separately managed accounts and (v) 12,000 shares of Common Stock held in the Ancora Special Opportunities Fund). Frederick DiSanto, as the Chief Executive Officer of Ancora Advisors, may be deemed to beneficially own the 1,176,414 shares owned by Ancora Advisors. As of the date hereof, Kurtis J. Wolf, as the Managing Member and Chief Investment Officer of Hestia Capital Management LLC, the general partner of Hestia Capital Partners LP, may be deemed to beneficially own the 50,000 shares of Common Stock directly owned by Hestia Capital Partners LP. As of the date hereof, none of Messrs. Carpenter or Rutherford beneficially owned any shares of Common Stock.